EXHIBIT 10.70

July 14, 2015

ADDENDUM TO THE LOU DATED FEBRUARY 19TH 2015

Mr. Enrique Orta

Dear Enrique,

This addendum to the original letter of understanding will confirm out mutual agreement relative to housing allowance clause (provision
2 - on page 1 & page 2) from the original LOU.

Please note below further clarification :
•The housing allowance/rent will be included in your monthly payroll and will be grossed up for taxes;
•The utilities will be reimbursed upon receipt of invoices and will be paid to you, also grossed up for taxes - if any;
•Utilities are being defined as gas, electricity, water and oil. Real estate related insurances will not be reimbursed to you;
•Should you consider to buy a property in the USA, your closing costs on your new home will be reimbursed by the Company and will be grossed up for taxes;
•Real estate taxes, closing points and home owners insurance will be your responsibility and will not be reimbursed by the Company

Also please note re-confirmation that the above housing allowance and utilities reimbursement will be cancelled latest 36 months after the initial payment.

Sincerely,

/s/ GREGG A. BOLT

Gregg A. Bolt
SR VP HR & Administration

Acknowledge and concur:

Enrique Orta:        /s/ ENRIQUE ORTA
Date:            16/7/2015